FOR IMMEDIATE RELEASE

Workiva Announces First Quarter 2020 Financial Results
Q1 Subscription and Support Revenue of $68.4 Million, up 21.8% from Q1 2019
Q1 Total Revenue of $85.8 Million, up 22.6% from Q1 2019

AMES, Iowa - April 30, 2020 – Workiva (NYSE:WK), provider of the world’s leading connected reporting and compliance platform, today announced financial results for its first quarter ended March 31, 2020.
"We are pleased with our first quarter 2020 financial results, which exceeded guidance for revenue and operating results," said Marty Vanderploeg, Chief Executive Officer of Workiva.
"Despite challenges from COVID-19, we believe we are in a stronger, more flexible financial position now than ever before, including nearly $500 million in unrestricted cash and short-term investments," said Vanderploeg.
"The depth and duration of the economic disruption from COVID-19 is unknown," said Stuart Miller, Chief Financial Officer of Workiva. "While we have a large pipeline of new deals, we have limited visibility on when the deals will close. We are providing guidance for the second quarter but suspending specific guidance for full year 2020. We are providing directional commentary for the remainder of the year."
"Working from anywhere in a safe and secure, online environment is becoming the new baseline," said Vanderploeg. "We believe that this shift to remote work will drive increased demand for our cloud platform for years to come."
"We are continuing to hire talent and focus investments on our growth vectors – Europe, Wdata, integrated risk, global statutory reporting and the U.S. government – as they provide enormous opportunities for us to grow and prosper," said Vanderploeg.
First Quarter 2020 Financial Highlights
•Revenue: Total revenue for the first quarter of 2020 reached $85.8 million, an increase of 22.6% from $70.0 million in the first quarter of 2019. Subscription and support revenue contributed $68.4 million, up 21.8% versus the first quarter of 2019. Professional services revenue was $17.4 million, an increase of 26.0% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the first quarter of 2020 was $63.4 million compared with $50.4 million in the same quarter of 2019. GAAP gross margin was 73.9% versus 72.1% in the first quarter of 2019. Non-GAAP gross profit for the first quarter of 2020 was $64.3 million, an increase of 25.5% compared with the prior year's first quarter, and non-GAAP gross margin was 74.9% compared to 73.2% in the first quarter of 2019.
•Results from Operations: GAAP loss from operations for the first quarter of 2020 was $9.2 million compared with a loss of $7.3 million in the prior year's first quarter. Non-GAAP income from operations was $0.8 million, compared with non-GAAP income from operations of $0.9 million in the first quarter of 2019.

•GAAP Net Loss: GAAP net loss for the first quarter of 2020 was $10.6 million compared with a net loss of $7.5 million for the prior year's first quarter. GAAP net loss per basic and diluted share was $0.22 compared with a net loss per basic and diluted share of $0.17 in the first quarter of 2019.
•Non-GAAP Net Income: Non-GAAP net income for the first quarter of 2020 was $1.6 million compared with a net income of $0.7 million in the prior year's first quarter. Non-GAAP net income per basic and diluted share was $0.03, compared with a net income per basic and diluted share of $0.02 and $0.01, respectively, in the first quarter of 2019.
•Liquidity: As of March 31, 2020, Workiva had cash, cash equivalents and marketable securities totaling $496.0 million, compared with $488.0 million as of December 31, 2019. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due 2026 and other financing obligations totaled $16.9 million outstanding as of March 31, 2020.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 3,507 customers as of March 31, 2020, a net increase of 141 customers from March 31, 2019.
•Revenue Retention Rate: As of March 31, 2020, Workiva's revenue retention rate (excluding add-on revenue) was 94.5%, and the revenue retention rate including add-on revenue was 110.9%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of March 31, 2020, Workiva had 670 customers with an annual contract value (ACV) of more than $100,000, up 36% from 493 customers at March 31, 2019. Workiva had 308 customers with an ACV of more than $150,000, up 49% from 207 customers in the first quarter of 2019.
Financial Outlook
As of April 30, 2020, Workiva is providing guidance as follows:
Second Quarter 2020 Guidance:
•Total revenue is expected to be in the range of $80.3 million to $80.8 million.
•GAAP loss from operations is expected to be in the range of $22.1 million to $22.6 million.
•Non-GAAP loss from operations is expected to be in the range of $6.8 million to $7.3 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.50 to $0.51.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.14 to $0.15.
•Net loss per basic and diluted share is based on 48.2 million weighted-average shares outstanding.
Full Year 2020 Commentary
"Relative to the guidance that we provided in February, we now expect full year 2020 revenue to grow at a slower pace and operating margin to improve," said Miller.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the first quarter, in addition to discussing the Company’s outlook for the second quarter 2020. To access this call, dial 833-287-0800 (U.S. domestic) or 647-689-4459 (international). The conference ID is 6672089. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through May 7, 2020 at 800-585-8367 (U.S. domestic) or 416-621-4642 (international). The replay pass code is 6672089. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva, provider of the world's leading connected reporting and compliance platform, is used by thousands of enterprises across 180 countries, including nearly 75 percent of Fortune 500® companies, and by government agencies. Our customers have linked over five billion data elements to trust their data, reduce risk and save time. For more information about Workiva (NYSE:WK), please visit workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and non-cash interest expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Terese	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended March 31,
	2020	2019
	(unaudited)
Revenue
Subscription and support	$68,361	$56,123
Professional services	17,440	13,840
Total revenue	85,801	69,963
Cost of revenue
Subscription and support (1)	12,153	9,809
Professional services (1)	10,243	9,727
Total cost of revenue	22,396	19,536
Gross profit	63,405	50,427
Operating expenses
Research and development (1)	22,994	22,011
Sales and marketing (1)	36,117	25,365
General and administrative (1)	13,448	10,383
Total operating expenses	72,559	57,759
Loss from operations	(9,154)	(7,332)
Interest income	1,706	492
Interest expense	(3,554)	(440)
Other income and (expense), net	718	(172)
Loss before provision for income taxes	(10,284)	(7,452)
Provision for income taxes	289	11
Net loss	$(10,573)	$(7,463)
Net loss per common share:
Basic and diluted	$(0.22)	$(0.17)
Weighted-average common shares outstanding - basic and diluted	47,545,703	45,229,279

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2020	2019
	(unaudited)
Cost of revenue
Subscription and support	$431	$357
Professional services	425	409
Operating expenses
Research and development	1,583	1,900
Sales and marketing	2,736	1,964
General and administrative	4,761	3,563

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$393,434	$381,742
Marketable securities	102,589	106,214
Accounts receivable, net	45,522	60,228
Deferred commissions	12,554	14,108
Other receivables	2,683	2,432
Prepaid expenses and other	8,452	6,508
Total current assets	565,234	571,232
Property and equipment, net	39,231	39,745
Operating lease right-of-use assets	18,358	15,352
Deferred commissions, non-current	15,751	14,977
Intangible assets, net	1,639	1,651
Other assets	3,503	3,439
Total assets	$643,716	$646,396
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,501	$7,057
Accrued expenses and other current liabilities	42,762	49,930
Deferred revenue	172,369	173,617
Current portion of financing obligations	1,361	1,328
Total current liabilities	221,993	231,932
Convertible senior notes, net	282,798	280,601
Deferred revenue, non-current	31,626	32,569
Other long-term liabilities	1,569	1,498
Operating lease liabilities, non-current	20,422	18,564
Financing obligations, non-current	15,536	15,889
Total liabilities	573,944	581,053
Stockholders’ equity
Common stock	47	47
Additional paid-in-capital	435,181	420,170
Accumulated deficit	(365,734)	(355,161)
Accumulated other comprehensive income	278	287
Total stockholders’ equity	69,772	65,343
Total liabilities and stockholders’ equity	$643,716	$646,396

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended March 31,
	2020	2019
	(unaudited)
Cash flows from operating activities
Net loss	$(10,573)	$(7,463)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,142	903
Stock-based compensation expense	9,936	8,193
Provision for (recovery of) doubtful accounts	40	(187)
Amortization (accretion) of premiums and discounts on marketable securities, net	101	(81)
Amortization of debt discount and issuance costs	2,197	—
Deferred income tax	—	(18)
Changes in assets and liabilities:
Accounts receivable	14,265	14,818
Deferred commissions	603	(2,029)
Operating lease right-of-use asset	1,098	668
Other receivables	(253)	(214)
Prepaid expenses	(1,955)	(3,236)
Other assets	(74)	(1,464)
Accounts payable	(1,382)	(1,562)
Deferred revenue	(1,228)	1,987
Operating lease liability	(1,145)	(655)
Accrued expenses and other liabilities	(8,023)	(4,541)
Net cash provided by operating activities	4,749	5,119
Cash flows from investing activities
Purchase of property and equipment	(688)	(1,743)
Purchase of marketable securities	(20,832)	(22,155)
Maturities of marketable securities	12,975	7,390
Sale of marketable securities	11,423	—
Purchase of intangible assets	(77)	(84)
Net cash provided by (used in) investing activities	2,801	(16,592)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended March 31,
	2020	2019
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	2,794	11,055
Taxes paid related to net share settlements of stock-based compensation awards	(1,379)	(390)
Proceeds from shares issued in connection with employee stock purchase plan	3,660	2,149
Principal payments on capital lease and financing obligations	(320)	(294)
Net cash provided by financing activities	4,755	12,520
Effect of foreign exchange rates on cash	(613)	105
Net increase in cash and cash equivalents	11,692	1,152
Cash and cash equivalents at beginning of period	381,742	77,584
Cash and cash equivalents at end of period	$393,434	$78,736

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2020	2019
Gross profit, subscription and support	$56,208	$46,314
Add back: Stock-based compensation	431	357
Gross profit, subscription and support, non-GAAP	$56,639	$46,671
As a percentage of subscription and support revenue, non-GAAP	82.9%	83.2%

Gross profit, professional services	$7,197	$4,113
Add back: Stock-based compensation	425	409
Gross profit, professional services, non-GAAP	$7,622	$4,522
As a percentage of professional services revenue, non-GAAP	43.7%	32.7%

Gross profit	$63,405	$50,427
Add back: Stock-based compensation	856	766
Gross profit, non-GAAP	$64,261	$51,193
As percentage of revenue, non-GAAP	74.9%	73.2%

Cost of revenue, subscription and support	$12,153	$9,809
Less: Stock-based compensation	431	357
Cost of revenue, subscription and support, non-GAAP	$11,722	$9,452
As percentage of revenue, non-GAAP	13.7%	13.5%

Cost of revenue, professional services	$10,243	$9,727
Less: Stock-based compensation	425	409
Cost of revenue, professional services, non-GAAP	$9,818	$9,318
As percentage of revenue, non-GAAP	11.4%	13.3%

Research and development	$22,994	$22,011
Less: Stock-based compensation	1,583	1,900
Research and development, non-GAAP	$21,411	$20,111
As percentage of revenue, non-GAAP	25.0%	28.7%

Sales and marketing	$36,117	$25,365
Less: Stock-based compensation	2,736	1,964
Sales and marketing, non-GAAP	$33,381	$23,401
As percentage of revenue, non-GAAP	38.9%	33.4%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2020	2019
General and administrative	$13,448	$10,383
Less: Stock-based compensation	4,761	3,563
General and administrative, non-GAAP	$8,687	$6,820
As percentage of revenue, non-GAAP	10.1%	9.7%

Loss from operations	$(9,154)	$(7,332)
Add back: Stock-based compensation	9,936	8,193
Income from operations, non-GAAP	$782	$861
As percentage of revenue, non-GAAP	0.9%	1.2%

Net loss	$(10,573)	$(7,463)
Add back: Stock-based compensation	9,936	8,193
Add back: Non-cash interest expense related to convertible senior notes	2,197	—
Net income, non-GAAP	$1,560	$730
As percentage of revenue, non-GAAP	1.8%	1.0%

Net loss per basic and diluted share:	$(0.22)	$(0.17)
Add back: Stock-based compensation	0.20	0.19
Add back: Non-cash interest expense related to convertible senior notes	0.05	—
Net income per basic share, non-GAAP	$0.03	$0.02
Net income per diluted share, non-GAAP	$0.03	$0.01

Weighted-average common shares outstanding - basic, non-GAAP	47,545,703	45,229,279
Weighted-average common shares outstanding - diluted, non-GAAP	51,749,547	50,550,143

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending June 30, 2020

Loss from operations, GAAP range	$(22,050)	-	$(22,550)
Add back: Stock-based compensation	15,300		15,300
Loss from operations, non-GAAP range	$(6,750)	-	$(7,250)

Net loss per share, GAAP range	$(0.50)	-	$(0.51)
Add back: Stock-based compensation	0.32		0.32
Add back: Non-cash interest expense related to convertible senior notes	0.04		0.04
Net loss per share, non-GAAP range	$(0.14)	-	$(0.15)

Weighted-average common shares outstanding - basic and diluted	48,200,000		48,200,000